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                                                                      EXHIBIT 16



                         Letter From Grant Thornton LLP

April 7, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Re:  Sandston Corporation
       File No. 0-21142

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Sandston Corporation dated April 1, 2004, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP
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